As filed with the Securities and Exchange Commission on January 11, 2008

                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                                             87-0642947
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                       Identification No.)

                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408) 636-1020
          (Address of principal executive offices, including zip code)
                      ------------------------------------

                           INTRAOP MEDICAL CORPORATION
                           2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                      -------------------------------------

                                   John Powers
                      President and Chief Executive Officer
                           Intraop Medical Corporation
                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408) 636-1020
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                               David M. Pike, Esq.
                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                           425 Market Street, 26th Fl.
                             San Francisco, CA 94105
                            Telephone: (415) 995-5135
                            Facsimile: (415) 995-3478

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                           Proposed          Proposed
                              Amount to    Maximum            Maximum
                                 be        Offering         Aggregate      Amount of
   Title of Each Class of    Registered   Price per    Offering Price   Registration
Securities to be Registered      (1)      Share (2)               (2)            Fee
-------------------------------------------------------------------------------------
Common stock, $0.001 par     42,062,664     $0.18       $6,413,840.93        $252.06
value
=====================================================================================
Total                        42,062,664     $ 0.18      $6,413,840.93        $252.06
=====================================================================================

     (1) Represents shares issuable pursuant to the Intraop Medical Corporation 2005 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Aggregate Offering Price has been determined (a) with respect to shares of stock subject to outstanding options under the Plan, on the basis of the price at which the options may be exercised, and (b) with respect to the remaining 16,534,837 shares issuable under the Plan, on the basis of the average of the bid and ask sale prices of the Registrant's common stock as reported on the OTC Bulletin Board on January 8, 2008.

                                     PART I

      The information called for in Part 1 of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is filed pursuant to Item E. under the general instruction to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 42,062,664 additional shares of Common Stock that may be issued under the Registrant's 2005 Equity Incentive Plan (the "Plan") This increase of 42,062,664 shares authorized for issuance under the Plan was approved in two parts: (i) the reservation of 22,062,664 shares under the Plan was approved by the Board of Directors on August 2, 2007 and by the Stockholders on October 15, 2007, and (ii) the reservation of 20,000,000 shares under the Plan was approved by the Board of Directors effective on November 19, 2007 and Stockholder approval will be sought at the next annual meeting of Stockholders. The contents of the Registrant's Form S-8 Registration Statement Registration No. 333-142912, dated May 14, 2007, relating to the Registrant's 2005 Equity Incentive Plan, are incorporated herein by reference.

Item 3.     Incorporation of Documents by Reference

      The following documents of Intraop Medical Corporation, a Nevada corporation (the "Company" or the "Registrant"), previously filed with the Commission are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-KSB for the year ended September 30, 2007 filed with the Commission on December 14, 2007;

      (2) The Company's Current Reports on Form 8-K filed with the Commission on October 30, 2007, November 26, 2007 and November 29, 2007; and

      (3) The description of the Company's Common Stock contained in a registration statement on Form SB-2 (File No. 333-134149) together with any amendment or report filed with the SEC for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this Registration Statement from the date of filing such reports and documents.

      For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

Exhibit
Number      Description
------      -----------

4.1         Articles of Incorporation. (1)

4.2         Bylaws. (2)

4.3 Certificate of Amendment to Articles of Incorporation dated October 19, 2007. (*)

5.1         Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP. (*)

23.1        Consent of PMB Helin Donovan, LLP. (*)

23.2 Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to this registration statement).

99.1        2005 Equity Incentive Plan, as amended. (3)

99.2        Amendment to 2005 Equity Incentive Plan. (*)

               (1) Incorporated by reference to the Company's Report on Form 8-K filed on March 15, 2005.
               (2) Incorporated by reference to Exhibit C to the Merger Agreement filed as Exhibit A to the Company's definitive Information Statement filed on February 11, 2005.
               (3)  Incorporated by  reference to  Appendix B to  the  Company's
                    Schedule 14A filed on September 24, 2007.
               (*)  Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on January 11, 2008.

                                   INTRAOP MEDICAL CORPORATION

                                   By: /s/ John Powers
                                      ----------------
                                      John Powers
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Powers and Howard Solovei, and each or either of them, each with full power of substitution, his or her attorney-in-fact and agent, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                                   Date
------------------------- --------------------------------------- -------------------

/s/ John Powers           President, Chief Executive Officer      January 11, 2008
-------------------------
John Powers               and Director
                          (Principal Executive Officer)

/s/ Howard Solovei        Chief Financial Officer and Secretary   January 11, 2008
-------------------------
Howard Solovei            (Principal Financial
                          and Accounting Officer)
/s/ Michael Friebe        Director                                January 11, 2008
-------------------------
Michael Friebe

/s/ Keith Jacobsen        Director                                January 11, 2008
-------------------------
Keith Jacobsen

/s/ Oliver Janssen        Director                                January 11, 2008
-------------------------
Oliver Janssen
/s/ Stephen L. Kessler    Director                                January 11, 2008
-------------------------
Stephen L. Kessler
/s/ Greg Koonsman         Director                                January 11, 2008
-------------------------
Greg Koonsman
/s/ Rawleigh Ralls        Director                                January 11, 2008
-------------------------
Rawleigh Ralls

                                  EXHIBIT INDEX





Exhibit No. Description
----------- -----------
4.1         Articles of Incorporation. (1)

4.2         Bylaws. (2)

4.3 Certificate of Amendment to Articles of Incorporation dated October 19, 2007. (*)

5.1         Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP. (*)

23.1        Consent of PMB Helin Donovan, LLP. (*)

23.2        Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP (included in
            Exhibit 5.1).

24.1        Power  of  Attorney   (included  on  the  signature   page  to  this
            registration statement).

99.1        2005 Equity Incentive Plan, as amended. (3)

99.2        Amendment to 2005 Equity Incentive Plan. (*)

(1) Incorporated by reference to the Company's Report on Form 8-K filed on March 15, 2005.
(2) Incorporated by reference to Exhibit C to the Merger Agreement filed as Exhibit A to the Company's definitive Information Statement filed on February 11, 2005.
(3) Incorporated by reference to Appendix B to the Company's Schedule 14A filed on September 24, 2007.
(*)  Filed herewith.


                                       5